UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 27, 2004

Unizan Financial Corp.

(Exact name of Registrant as Specified in Charter)

Ohio	0-13270	34-1442295
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 Market Avenue South, Canton, Ohio	44702
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (330) 438-1118

(Former Name or Former Address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

c) Exhibits

99.1	Text and financials of Unizan Financial Corp. release dated January 27, 2004

Item 9. Regulations FD Disclosure (Information Furnished in this Item 9 is Furnished under Item 12)

CANTON, Ohio, January 27, 2004 - Unizan Financial Corp. (NASDAQ:UNIZ), today reported net income of $2.6 million for the quarter ended December 31, 2003, or $0.12 per diluted share, compared with net income of $8.4 million or $0.37 per diluted share reported for the quarter ended December 31, 2002. The decline in net income was primarily caused by the previously announced severance charge of $2.0 million after tax and a decrease in net interest income of $2.0 million after tax, principally due to a lower net interest margin.

This information furnished under this “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Disclosure of Results of Operations and Financial Condition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2004	UNIZAN FINANCIAL CORP.

	By:	/s/ James H. Nicholson
	Its:	EVP & Chief Operating Officer